UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2009

CHURCHILL DOWNS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	001-33998	61-0156015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Central Avenue, Louisville, Kentucky 40208

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 636-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2009, Arlington Park Racecourse, LLC, an Illinois limited liability company (“Arlington Park”), and a wholly-owned subsidiary of Churchill Downs Incorporated, a Kentucky corporation (the “Company”), entered into an Agreement and Sale of Purchase (the “Agreement”) with The Duchossois Group, Inc., an Illinois corporation (“The Duchossois Group”), pursuant to which Arlington Park will purchase two parcels of land constituting approximately 68 acres located adjacent to Arlington Park’s racing facilities in Arlington Heights, Ill. for a total purchase price of $27,500,000 (the “Purchase Price”). The Purchase Price is payable (i) with respect to the first parcel of land and the improvements and fixtures thereon by an unsecured promissory note executed by Arlington Park in favor of The Duchossois Group in the amount of $24,043,000 (the “Note”) and (ii) with respect to the second parcel of land and the improvements and fixtures thereon by a payment in cash of $3,457,000.

The Note, which was executed at the closing of the transactions on December 3, 2009, will mature on May 15, 2010 and will not bear interest. Upon any default in the payment by the Company of the principal amount due under the Note, the Company shall pay the Duchossois Group, along with any other amounts due under the Note, a late penalty equal to 5% of the then late amounts.

The Agreement was executed pursuant to Arlington Park’s exercise of a purchase option pursuant to the Lease and Option Purchase, dated as of September 8, 2000, between The Duchossois Group, as landlord, and Arlington Park, as tenant.

Richard L. Duchossois is the Chairman of The Duchossois Group, Craig J. Duchossois is the Chief Executive Officer and a director of The Duchossois Group and Robert L. Fealy is the Executive Vice President and a director of The Duchossois Group. Each of Mr. Richard L. Duchossois, Mr. Craig J. Duchossois and Mr. Fealy is a director of the Company. The Duchossois Group and Messrs. Craig J. Duchossois and Richard L. Duchossois are deemed to beneficially own 23.7% of the outstanding common stock of the Company.

The Agreement was approved pursuant to the Company’s written policies and procedures for identifying and approving or ratifying related person transactions. The Agreement was approved by a majority of the Company’s disinterested directors upon receiving an independent valuation of the parcels that the Company will purchase pursuant to the Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Note is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The summary descriptions of the Agreement and the Note are qualified in their entirety by reference to the Agreement and the Note.

A copy of the news release announcing entry by Arlington Park into the Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Agreement and Sale of Purchase between The Duchossois Group, Inc. and Arlington Park Racecourse, LLC

10.2	Promissory Note, dated December 3, 2009, made by Arlington Park Racecourse, LLC to The Duchossois Group, Inc.

99.1	Press Release dated December 3, 2009 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

December 4, 2009	By:	/S/ WILLIAM E. MUDD
	Name:	William E. Mudd
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

10.1	Agreement and Sale of Purchase between The Duchossois Group, Inc. and Arlington Park Racecourse, LLC

10.2	Promissory Note, dated December 3, 2009, made by Arlington Park Racecourse, LLC to The Duchossois Group, Inc.

99.1	Press Release dated December 3, 2009 issued by Churchill Downs Incorporated.